Exhibit 99.1

XELR8 HOLDINGS EXPANDS ENDORSEMENT CONTRACT WITH

OLYMPIC SKIER CAROLINE LALIVE

XELR8 Logo to be Prominently Displayed on Champion Skier’s

Headgear Worn at World Cup Skiing Events

Denver, CO — (PR NEWSWIRE) – January 4, 2006 – VitaCube Systems Holdings, Inc., d/b/a/ XELR8 Holdings, Inc. (AMEX:PRH), a provider of nutritional foods, beverages and supplements, today announced that the Company has expanded its prevailing endorsement contract with Olympic skier Caroline Lalive providing for, among other obligations, personal appearances by Ms. Lalive at Company-sponsored events and rallies; rights to use Ms. Lalive’s name, photos and video footage in XELR8 advertising and marketing material; and the right to prominently feature the XELR8 logo on all headgear (i.e. helmet, head band, ski cap) worn by Ms. Lalive during 2005/2006 World Cup skiing events.

Nicknamed “Liner” for her ability to find the perfect line down the mountain, Ms. Lalive is the first woman in the United States to score World Cup Points in all five Alpine events in the same season.  A two-time Olympic competitor with her sights firmly set on winning some hardware in Torino, Italy 2006, her best Olympic finish was 7th place at Nagano, Japan in 1998.  “I am very pleased that XELR8 has elected to expand our relationship.  Aside from the fact that I am an enormous fan of XELR8’s products and use them religiously every day, I am very proud of my association with the Company and greatly enjoy working with the entire XELR8 team,” stated Lalive.

Earnest Mathis, XELR8 Chairman and Chief Executive Officer, noted, “XELR8’s overriding marketing strategy is centered on the strength of our Professional and Olympic athletes who actively use and support the use of our nutritional foods, beverages and supplements to derive a broad range of health and performance benefits.  Caroline’s world class skill on the slopes, matched by her grace, charm and warm personality, has won her a global following of loyal fans and admirers.  XELR8 is proud to be among them.”

About XELR8 Holdings, Inc.

VitaCube Systems Holdings, Inc., d/b/a/ XELR8 Holdings, Inc., is a provider of nutritional foods and beverages designed to help enhance physical health and overall performance.  XELR8 has developed a comprehensive line of nutritional supplements and functional foods designed in systems that are easy to take, simple to understand, and conveniently fit within a lifestyle.  XELR8’s commitment to quality, science, and research has earned them a loyal following of over 350 world-class athletes, such as 5-Time Cy Young Award Winner Randy Johnson; Super Bowl Champions Mike Alstott, Lawyer Milloy and Head Coach Mike Shanahan; Olympic Medalist Briana Scurry and two-time Olympian Caroline Lalive; Stanley Cup Winner Blake Sloan; and PGA Tour Professional Tom Pernice, Jr.  XELR8 products are only available through independent distributors located throughout the nation.  For more information about XELR8, please visit www.xelr8.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including prospects for XELR8’s distribution network. Actual results may differ from those discussed in such forward-looking statements. These forward looking statements include risks and uncertainties that include the Company’s ability to attract and retain distributors; changes in demand for the Company’s products; changes in the level of operating expenses; changes in general economic conditions that impact consumer behavior and spending; product supply; the availability, amount, and cost of capital for the Company; and the Company’s use of such capital. More information about factors that potentially could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2004 and all subsequent filings. Certain statements in this release regarding the Company’s agreements are in accordance with the guidelines established by the Federal Trade Commission for endorsements in advertising.

Company Contacts:	VitaCube d/b/a XELR8 Holdings, Inc.	Elite Financial Communications Group, LLC
	Earnest Mathis, CEO	Dodi Handy, President and CEO
	(303) 316-8577, x228	407-585-1080
	emathis@xelr8.com	prh@efcg.net